UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2014

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On May 30, 2014, Eric J. Topol, M.D. resigned from the Board of Directors (the “Board”) of Volcano Corporation (the “Company”), effective following the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Dr. Topol resigned due to the overwhelming demands on his schedule.
On June 3, 2014, Roy T. Tanaka resigned from the Board, effective following the Annual Meeting at which he elected not to stand for re-election as previously reported.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 3, 2014, the Company held its Annual Meeting. At the Annual Meeting, 48,914,590 shares of common stock were represented in person or by proxy. The Company’s stockholders voted on the three proposals listed below, which proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting. The final votes on the proposals presented at the Annual Meeting are as follows:
Proposal 1:
Each of Siddhartha Kadia, Ph.D., Leslie V. Norwalk and Daniel J. Wolterman was elected as a Class II director to hold office until the 2017 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Siddhartha Kadia, Ph.D.	38,031,582	7,391,202	3,491,806
Leslie V. Norwalk	37,967,412	7,455,372	3,491,806
Daniel J. Wolterman	37,658,602	7,764,182	3,491,806
Each of Kieran Gallahue, Lesley H. Howe, R. Scott Huennekens, Alex Lukianov and Ronald A. Matricaria continue to serve as directors after the Annual Meeting.
Proposal 2:
The selection by the audit committee of the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,880,932	1,033,158	500	0
 Proposal 3:
The resolution that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to those tables, was approved based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,597,755	3,815,869	9,159	3,491,807

Item 8.01	Other Events
On June 3, 2014, the Board extended the Company’s previously announced $200 million share repurchase program until June 30, 2015, subject to further extension by the Board. As of the date hereof, the Company has repurchased an aggregate of $100 million of its shares under the program. The timing and amount of any additional share repurchases will depend on price, market conditions, applicable regulatory requirements, and other factors. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

	By:	/s/ Darin M. Lippoldt
Darin M. Lippoldt Executive Vice-President, General Counsel, Secretary and Chief Compliance Officer

Dated: June 5, 2014